UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): January 3, 2014

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Amendment to the Quarterly Incentive Plan for 2014

On January 3, 2014 the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors of USEC Inc. (“USEC” or the “Company”) approved an amendment (the “Amendment”) to the 2013 Quarterly Incentive Plan (the “QIP”) for the Company’s named executive officers and certain other key employees, effective for calendar year 2014. The QIP is a quarterly performance-based cash incentive program under the USEC Inc. 2009 Equity Incentive Plan.

The QIP that was implemented in 2013 replaced the quarterly cash incentive program that was put in place in 2012 and suspended the annual incentive program and the long-term incentive program for 2013. Those changes followed a reexamination of the Company’s executive compensation program, in consultation with the Committee's independent compensation consultant, taking into account the uncertainties and challenges facing the Company.  The QIP is designed to keep management and the entire organization focused on critical short-term goals and to provide for retention of key employees, while not increasing the overall risk of the program or encouraging excessive risk taking by executives.  The changes made in 2013 for the executives moved all long-term incentive compensation for 2013 to short-term cash incentives, but decreased the executives’ overall target long-term compensation opportunity by 25% and eliminated the potential for the executives to earn an award above target (previously the executives could earn up to 150% of target based on performance). Although the QIP reflected a temporary move away from equity-based compensation for the executives, the named executive officers each already own significant equity in the Company. USEC expects to be able to return to a more typical executive compensation program following completion of the proposed financial restructuring plan announced in December 2013. Information regarding the proposed financial restructuring plan can be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2013.

Pending implementation of the proposed financial restructuring plan, the Committee determined that continuation of the QIP at a reduced level until completion of the proposed financial restructuring plan is the most effective approach to achieving key corporate and compensation objectives. These objectives include continuing management’s focus on critical activities designed to preserve the value of the enterprise as it moves through restructuring and motivating and retaining key employees through appropriate performance-based incentives. In light of the Company’s current business circumstances, the Committee determined that it was appropriate to substantially reduce the amount of the target quarterly awards under the QIP for the named executive officers and to holdback a portion of any award earned. Other aspects of the QIP including suspension of the annual incentive program and of the long-term incentive program are unchanged.

The Amendment reduces the amount of the target quarterly awards under the QIP for the named executive officers from 71.875% of base salary to 50% of base salary for the CEO and from 51.25% of base salary to 35% of base salary for the other named executive officers. In addition, in order to preserve the Company’s cash flows, the Amendment also provides that prior to the Company’s successful emergence from Chapter 11 reorganization, 25% of any payment earned with respect to a target quarterly award under the QIP for 2014 will be deferred and not paid until 90 days following the completion of the Company’s successful emergence from chapter 11 reorganization or, if earlier, the last business day of 2014; provided that the Committee may further defer payment of such award until the last business day of 2014.

Awards under the QIP are earned based on performance during a three-month performance period in the form of cash paid after the end of the quarterly period, provided the quarterly period goals have been attained. As described above, for 2014 25% of the payment of any award is deferred. An executive’s target award under the QIP is equal to the sum of their (1) Part A target award and (2) Part B target award. The Part A target award is intended to represent an executive’s historical annual incentive compensation opportunity (and is considered in calculating such executive’s severance, change in control and retirement benefits). The Part B target award is intended to represent a portion of the executive’s historical long term incentive compensation opportunity. When the QIP was originally implemented in 2013, the Part B target award included a 25% reduction in the target value of the long-term incentive component to take into account the reduced program risk as a result of the shorter performance measurement period and shift from equity-based to cash incentive. With the Amendment, the Part B target award has been further reduced by approximately 50%. As a result, for 2014 the Part B target award represents 40% or less of the named executive officer’s historical long term incentive compensation opportunity. The table below shows the Part A and Part B target awards for the named executive officers on an annualized basis, as amended by the Amendment. Target awards for each quarterly period are 25% of the annualized amounts included in the table below:

Name	2014 QIP Part A Annualized Target Award (as a percentage of base salary)	2014 QIP Part B Annualized Target Award (as a percentage of base salary)	2014 QIP Total Annualized Target Award (as a percentage of base salary)
John K. Welch	100%	100%	200%
John C. Barpoulis	70%	70%	140%
Peter B. Saba	70%	70%	140%
Philip G. Sewell	70%	70%	140%
Robert Van Namen	70%	70%	140%

Actual payout of these awards will continue to be determined by the performance of the Company during the quarterly performance period against one or more quarterly period goals reflecting the corporate needs to be accomplished in the quarterly period to ensure the achievement of the Company’s short-term strategic objectives and to maximize enterprise value. Additional information regarding the QIP can be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2013.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit
Number    Description

10.1	First Amendment to USEC Inc. 2013 Quarterly Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

January 9, 2014	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number    Description

10.1	First Amendment to USEC Inc. 2013 Quarterly Incentive Plan.